Exhibit 5.1

[Letterhead of Greenberg Traurig, LLP]

June 18, 2020

DraftKings Inc.

222 Berkeley Street, 5th Floor

Boston, Massachusetts 02116

Re: DraftKings Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to DraftKings Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance of up to 8,050,000, shares of the Company’s Class A common stock, which includes (a) up to 2,000,000 shares of Class A common stock to be offered and sold by the Company (the “Company Shares”), (b) up to 5,486,894 shares of Class A common stock to be offered and sold by the selling stockholders identified in the Registration Statement, which includes up to 1,050,000 shares of Class A common stock that may be sold by such selling stockholders pursuant to the exercise of the underwriters’ option to purchase additional shares (together, the “Selling Stockholder Shares”), and (c) up to 563,106 shares of Class A common stock underlying vested stock options held by such selling stockholders and to be offered and sold by such selling stockholders (the “Selling Stockholder Option Shares”).

The Registration Statement incorporates by reference the registration statement on Form S-1 originally filed with the Commission on June 16, 2020 (File No. 333-239217), which was declared effective on June 18, 2020, including the prospectus which forms a part thereof (the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and the Prospectus; (ii) the Amended and Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; and (iv) resolutions adopted by the board of directors of the Company. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

June 18, 2020

Based upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Company Shares have been duly authorized and, when the Registration Statement becomes effective under the Securities Act, and the Company Shares have been duly issued in accordance with the Articles of Incorporation and delivered in accordance with Nevada law and as contemplated by the Registration Statement, will be, validly issued, fully paid and non-assessable.

2.	The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable.

3.	The Selling Stockholder Option Shares have been duly authorized, and, when the options for the Selling Stockholder Shares are duly exercised and paid in accordance with the terms of such options, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of Nevada are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP